EXHIBIT 99.3

AAIPHARMA INC.

REVOCABLE PROXY
SPECIAL MEETING OF STOCKHOLDERS
to be held on                               , 2003

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

      The undersigned hereby appoints each of William L. Ginna, Jr., Gregory S. Bentley and Albert N. Cavagnaro as proxies and attorneys-in-fact, each with the power to act alone and with full power of substitution and resubstitution, to vote all shares of common stock of aaiPharma Inc. which the undersigned is entitled to vote if personally present at the special meeting of stockholders of aaiPharma Inc. to be held on                     , 2003 or at any adjournment or postponement thereof, on each of the items on the reverse side and in accordance with the directions given there, hereby revoking any proxy heretofore given.

PLEASE MARK YOUR VOTES AS IN THIS EXAMPLE.     ☒

1.	TO ADOPT THE AGREEMENT AND PLAN OF MERGER, dated as of August 5, 2003, by and among aaiPharma Inc., a Delaware corporation, CIMA LABS INC., a Delaware corporation, Scarlet Holding Corporation, a Delaware corporation (referred to as “New Parent”), Scarlet MergerCo, Inc., a Delaware corporation and a wholly owned subsidiary of New Parent, and Crimson MergerCo, Inc., a Delaware corporation and a wholly owned subsidiary of New Parent.

☐ FOR                    ☐ AGAINST                    ☐ ABSTAIN

2.	In their discretion, the proxies are authorized to vote in favor of any proposal to adjourn or postpone the special meeting to a later date, including to solicit additional proxies if there are not sufficient votes in favor of adoption of the merger agreement, provided that this authority is withheld if the undersigned has marked to vote against Proposal 1, above.

3.	In their discretion, the proxies are authorized to vote upon such other business as may properly come before the special meeting or any postponements or adjournments of the special meeting.

      THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED, OR IF NO DIRECTION IS GIVEN, THE PROXY WILL BE VOTED FOR PROPOSAL 1.

      Pursuant to the Agreement and Plan of Merger, upon completion of the merger, each share of aaiPharma Inc. common stock will be converted into the right to receive one share of New Parent common stock and each share of CIMA LABS INC. common stock will be converted into the right to receive 1.3657 shares of New Parent common stock and cash instead of any fractional shares of New Parent common stock. The undersigned acknowledges receipt of the accompanying Notice of Special Meeting and Proxy Statement, which describes the Agreement and Plan of Merger in greater detail.

      Please sign exactly as your name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership please sign in partnership name by authorized person.

DATED: -------------------------------------, 2003

------------------------------------------------------- Signature

------------------------------------------------------- Signature if held jointly

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED POSTAGE-PREPAID ENVELOPE.